EXHIBIT 9.1
                                                 _______________, 1996

Investors Bank & Trust Company
Financial Product Services
One Lincoln Plaza
Boston, MA  02205-1537

         Re: Transfer Agency and Service Agreement dated August 1, 1991 by and among GMO Trust, Grantham, Mayo, Van Otterloo & Co. and Investors Bank & Trust Co. (the "Agreement")

Ladies and Gentlemen:

         Pursuant to Article 17 of the Agreement, GMO Trust (the "Company") hereby notifies you that it has established eight additional series of shares, namely, the "GMO International Equity Allocation Fund," the "GMO Traditional International Equity Fund," the "GMO World Equity Allocation Fund," the "GMO Traditional World Equity Allocation Fund," the "GMO Global Equity Allocation Fund," the "GMO Traditional Global Equity Allocation Fund," the "GMO Global Balanced Allocation Fund" and the "GMO Traditional Global Balanced Allocation Fund" (the "New Funds") with respect to which the Company and the manager (as defined in the Agreement) desire that you serve as transfer agent under the terms of the Agreement.

         If you agree to so serve as transfer agent for the New Funds, kindly sign and return to the Company the enclosed counterpart hereof, whereupon each of the New Funds shall be deemed a "Fund" under the Agreement. This letter agreement shall constitute an amendment to the Agreement and, as such, a binding agreement among the Trust, the Manager and you in accordance with its terms.

                                Very truly yours,

                                    GMO TRUST

                                            By__________________________________
                                      Name:
                                     Title:

                                            GRANTHAM, MAYO, VAN OTTERLOO & CO.

                                            By__________________________________
                                      Name:
                                     Title:
The foregoing is hereby accepted and agreed.

INVESTORS BANK & TRUST COMPANY

By__________________________________
   Name:
   Title: